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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Gladstone Capital Advisers, Inc. (incorporated in Delaware)

Gladstone Business Loan LLC (organized in Delaware)

Gladstone SSBIC Corporation (incorporated in Delaware)

BERTL, Inc. (incorporated in Delaware)

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  EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT